UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D. C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): June 1, 2005

                                ASHLAND INC.
           (Exact name of registrant as specified in its charter)

                                  Kentucky
               (State or other jurisdiction of incorporation)

                  1-2918                                      61-0122250
         (Commission File Number)                          (I.R.S. Employer
                                                          Identification No.)

50 E. RiverCenter Boulevard, Covington, Kentucky              41012-0391
   (Address of principal executive offices)                   (Zip Code)

      P.O. Box 391, Covington, Kentucky                       41012-0391
              (Mailing Address)                               (Zip Code)

     Registrant's telephone number, including area code (859) 815-3333


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X] Written  communications  pursuant to Rule 425 under the  Securities Act
    (17 CFR 2230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)
[ ] Pre-commencement  communications  pursuant to Rule 14d-2(b)  under the
    Exchange  Act (17 CFR  240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01.  Other Events

     Ashland Inc. ("Ashland") announced today that it is commencing tender offers to purchase for cash certain Notes and Debentures, having maturity dates ranging from 2005 to 2025. In conjunction with the tender offers, Ashland is also soliciting consents from holders of each series of Notes to eliminate or modify substantially all of the restrictive covenants, certain events of default and certain additional covenants and rights in the Notes and the Indenture related to each series of Notes. Ashland is making the tender offers and consent solicitations in connection with a series of transactions that, among other things, effect the transfer of its interest in Marathon Ashland Petroleum LLC, its maleic anhydride business and 60 Valvoline Instant Oil Change centers in Michigan and northwest Ohio to a wholly owned subsidiary of Marathon Oil Corporation. Details of the tender offers are included in the attached press release, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.


Item 9.01.  Financial Statements and Exhibits

(c)      Exhibits

99.1     Press Release dated June 1, 2005


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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               ASHLAND INC.
                               -------------------------------------------
                                              (Registrant)



   Date:  June 1, 2005                   /s/ J. Marvin Quin
                              --------------------------------------------
                              Name:     J. Marvin Quin
                              Title:    Senior Vice President and
                                        Chief Financial Officer

                               EXHIBIT INDEX

99.1     Press Release dated June 1, 2005